SCHEDULE 14A (Rule 14a-101) INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

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Eaton Vance Mutual Funds Trust
(Name of Registrant as Specified in Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1) Title of each class of securities to which transaction applies:
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(2) Aggregate number of securities to which transaction applies:
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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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[ ] Fee paid previously with preliminary materials.
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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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Proxy Solicitation

Eaton Vance Diversified Income Fund
Eaton Vance Emerging Markets Local Income Fund
Eaton Vance Global Macro Absolute Return Fund
Eaton Vance International Income fund
Eaton Vance Short Duration Diversified Income Fund
Eaton Vance Strategic Income Fund

Good (morning, afternoon, evening,) my name is (Full Name).

I am calling because of your investment in the Eaton Vance ________________Fund.

May I please speak with Mr./Mrs. (full name)?

Good Morning/Afternoon/Evening Mr./Mrs./Ms: ______________________________ (insert name) the reason for my call is to inform you that the Special Meeting of Shareholders that was due to take place on September 25 has been adjourned to October 23rd due to lack of quorum. At this time we are offering shareholders the convenience of casting their proxy vote by phone.

If “Yes” or positive response:
If you’re not able to attend the meeting, I can record your voting instructions by phone.
Your Board of Trustees is recommending a vote in favor.

If “No” or negative response:
I would be happy to review the meeting agenda and record your voting instructions by phone.
The Board of Trustees is recommending a vote in favor.

Would you like to vote along with the Board’s Recommendation?

Would you like to vote all of your accounts accordingly?

*Confirmation – I am recording your voting instructions (in favor/against/abstain). For confirmation purposes:

  Please state your full name. (pause for response)
  According to our records, you reside in (city, state, zip code). (pause)
  To ensure that we have the correct address for the written confirmation, please state your street address. (pause for response)

Thank you. You will receive written confirmation of your voting instructions in 3 to 5 business days. Once you receive your confirmation, if you have any questions, feel free to contact us at the toll free number listed on the confirmation. Mr./Ms. ___________, your vote is important and your time is greatly appreciated. Thank you and have a good (insert appropriate closing).

Rebuttals

If shareholder asks what we mean by “all accounts accordingly”

“This means would you like to vote all of your accounts ________.” (In favor, against, or abstaining)

If shareholder asks how many accounts he has.

“Currently my system shows ____ accounts, but depending on how the account is registered, additional accounts may not be grouped with your main account.”

If shareholder does not recall receiving the proxy material and will not provide voting instructions until they have had an opportunity to review:

“Due to time constraints, we would like to e-mail you the proxy materials for your review. The proxy materials were also sent to you by mail on or about September 14, 2009. Do you consent to receiving proxy materials via e-mail?”

“May I have your email address? Thank you. I have confirmed your email address as _______________.”

When you have a moment, please review the proxy material and vote your shares by either contacting us directly toll-free at 1-866-864-7961. Mr./Ms. ___________, your time is greatly appreciated. Thank you and have a good (insert appropriate closing).

October 14, 2009

URGENT

REG1 REG 2 REG 3 REG 4 REG 5 REG 6 REG 7 Re: (merge Eaton Vance Fund Name)

Dear Shareholder:

We have attempted to contact you several times regarding an important matter pertaining to your investment in one or more of the Eaton Vance Funds.

Please contact me immediately at 1-866-796-1288 extension 6208 between the hours of 9:00 am to 5:00 pm EST. This matter is very important and will take only a moment of your time. The Altman Group has been engaged by Eaton Vance to contact you. No personal information is required when calling.

Thank you in advance for your assistance.

Sincerely,

Frederick M. Bonnell Managing Director Shareholder Services